Avid Announces New Chief Financial Officer
Established Technology Executive John Frederick Assumes New Role

BURLINGTON, MA- April 22, 2013- Avid® (NASDAQ: AVID) today announced that John Frederick will become Avid’s executive vice president, chief financial officer and chief administrative officer, effective immediately. Before joining Avid as chief of staff in February 2013, Mr. Frederick was corporate executive vice president and chief financial officer of Open Solutions, Inc., a technology provider to financial institutions worldwide, which was acquired in January 2013 by Fiserv, Inc. Ken Sexton will transition from his role as executive vice president, chief financial officer and chief administrative officer to become a consultant with the company.

Earlier in his career, Mr. Frederick served as senior vice president and CFO of SafeNet, Inc., a global encryption security company. Additionally, he held a variety of senior financial, business planning, and analysis roles at organizations including AlliedSignal now Honeywell, Time Warner-Six Flags, Sunbeam Corporation, and Legrand North America.

“John is a seasoned financial executive with extensive experience directing the strategic performance of high-growth technology companies,” said Louis Hernandez, Jr., president and chief executive officer of Avid. “I previously worked with John at Open Solutions, and John’s leadership and financial acumen were instrumental in our successful sale to Fiserv. I am thrilled to have him be part of the team at Avid, as we take the company into its next phase of growth.”

Mr. Hernandez added, “On behalf of the Avid community, I also would like to thank Ken Sexton for his guidance, leadership, and years of service to Avid. We are fortunate to be able to retain him in a consulting capacity, and to insure a smooth transition of his responsibilities.”

Forward Looking Statements
Statements made in this release that express Avid's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements relating to Avid’s growth. These forward-looking statements are based on current expectations as of the date of this filing and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the Company's ability to regain compliance with NASDAQ's continued listing requirements; whether NASDAQ will accept the Company's plan of compliance and grant an extension; the impact of the delay in Avid's completion of its financial statements and the filing of its Annual Report on Form 10-K; the impact of the ongoing evaluation of accounting treatment on financial results for 2012 and prior periods; the material weakness in Avid's internal control; changes in Avid's leadership team; Avid's ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; risks related to litigation; competitive factors; history of losses; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates, and seasonal factors; adverse changes in economic conditions; and Avid's liquidity. Moreover, the business may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect Avid's business and prospects are described in the filings made by the Company with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, and television shows, to live concert tours and news broadcasts. Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Sibelius® and System 5. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, SoundCloud; or subscribe to Avid Buzz.

© 2013 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products.  All other trademarks are the property of their respective owners.

Media Contact
Lisa Kilborn
Avid
978.640.3230
lisa.kilborn@avid.com

Investor Contact
Tom Fitzsimmons
Avid
978.640.3346
tom.fitzimmons@avid.com
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